EXHIBIT 10.42
Exhibit A.

MEDICAL CARE TECHNOLOGIES, INC.

$25,000

TWELVE PERCENT (12%) CONVERTIBLE NOTE
DATED MAY 21, 2012

THIS NOTE (the “Note”) is a duly authorized Convertible Note of MEDICAL CARE TECHNOLOGIES, INC., a NEVADA corporation (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay Atlas Equity Offshore, Ltd (the “Holder”), the principal sum of $25,000 (the “Principal Amount”) or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 2 (the “Outstanding Principal Amount”) on May 21, 2013 (the “Maturity Date”), and to pay interest on the Outstanding Principal Amount (“Interest”) in a lump sum on the Maturity Date, at the rate of twelve percent (12%) per Annum (the “Rate”) from the date of issuance.

Accrual of Interest shall commence on the date of this Note and continue until the Company repays or provides for repayment in full the Outstanding Principal Amount and all accrued but unpaid Interest. Accrued and unpaid Interest shall bear Interest at the Rate until paid, compounded monthly. The Outstanding Principal Amount of this Note is payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company may prepay principal and interest on this Note at any time before the Maturity Date.

The Company will pay the Outstanding Principal Amount of this Note on the Maturity Date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

This Note is subject to the following additional provisions:

1.All payments on account of the Outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called “Taxes”).

2.The Holder of this Note is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at a conversion price (the “Conversion Price”) for each share of Common Stock equal to at a price which is a 50% discount from the lowest closing bid price in the fifteen trading days prior the day that the Holder requests conversion (the “Conversion Price”). (The Common stock into which the Note is converted shall be referred to in this agreement as “Conversion Shares”.) The Issuer will not be obligated to issue fractional Conversion Shares. For purpose of this section, the closing bid price of the Common Stock shall be the closing bid price as reported by the Nasdaq Stock Market, or the closing bid price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the closing bid price on such exchange as reported in the Wall Street Journal. The Holder may convert this Note into Common Stock by surrendering the Note to the Company, with the form of conversion notice attached to the Note as Exhibit B, executed by the Holder of the Note evidencing such Holder’s intention to convert the Note.

The Company will not issue fractional shares or scrip representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by email, delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, attn: Ms. Ning Wu, President. The Holder will deliver this Note, together with original executed copy of the Notice of Conversion, to the Company within three (3) business days following the Conversion Date. At the Maturity Date, the Company will pay any unconverted Outstanding Principal Amount and accrued Interest thereon, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

3. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the Outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company.

Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts. Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank pari passu with the Note in all respects.

4. If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

5 .If one or more of the “Events of Default” as described in the Agreement shall occur, the Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note.

6. Prepayment. At any time that the Note remains outstanding, upon three business days’ written notice (the “Prepayment Notice”) to the Holder, the Company may pay 150% of the entire Outstanding Principal Amount of the Note plus any accrued but unpaid Interest. If the Company gives written notice of prepayment, the Holder continues to have the right to convert principal and interest on the Note into Conversion Shares until three business days elapses from the Prepayment Notice.

7. The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall:

give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Outstanding Principal Amount of this Note into Common Stock.

8. Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note,

(i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

(ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

9. If any term in this Note is found by a court of competent jurisdiction to be unenforceable, then the entire Note shall be rescinded, the consideration proffered by the Holder for the remaining Debt acquired by the Holder not converted by the Holder in accordance with this Note shall be returned in its entirety and any Conversion Shares in the possession or control of the Investor shall be returned to the Issuer.

10.  The  Note  and  the  Agreement  between  the  Company  and  the  Holder  (including  all  Exhibits  thereto)  constitute  the  full  and  entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

MEDICAL CARE TECHNOLOGIES, INC.

/s/ Ning, Wu
By: Ning, Wu, President

Exhibit B.

NOTICE OF CONVERSION

The undersigned hereby elects to convert $________ principal amount of the Note (defined below) into Shares of Common Stock of MEDICAL CARE TECHNOLOGIES, INC., a NEVADA Corporation (the “Borrower”) according to the conditions of the convertible Notes of the Borrower dated as of May21, 2012 (the “Notes”), as of the date written below. No fee will be charged to the Holder or Holder’s Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Atlas Equity Offshore, Ltd.

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Remaining Principal Balance Due After This Conversion:

Signature

Print Name: